Investor Contact:                    Media Contact:
Kenneth Levy
Iridium Communications Inc.
+1 (703) 287-7570
ken.levy@iridium.com

Jordan Hassin
Iridium Communications Inc.
+1 (703) 287-7421
jordan.hassin@iridium.com

Iridium Board of Directors Approves Additional $400 Million Share Repurchase Program; Authorizations Now Total $1 Billion

MCLEAN, Va. – July 27, 2023 – Iridium Communications Inc. (Nasdaq: IRDM) (“Iridium”) today announced that its Board of Directors has authorized the repurchase of an additional $400 million of Iridium common stock through December 31, 2025. This is the third stock repurchase authorization from the Board of Directors in the past three years and brings the total value of the program to $1 billion. This $400 million authorization is also the largest ever approved by the Board of Directors, underscoring the strength of Iridium’s business.
Iridium began its share repurchase program with an authorization of $300 million in February of 2021, and a second $300 million authorization in March of 2022. Similar to each previous authorization, share repurchases will be executed with the aim of maximizing return on investment for investors. Iridium continues to target a leverage range of between 2.5 times to 3.5 times operational EBITDA, including the ongoing effects of this repurchase program.
“The continued growth of our business, combined with the innovations we’ve developed on our network, has been a boon to our company and in turn, our shareholders.” said Iridium CEO Matt Desch.
The Company repurchase time frame can be extended or shortened by the Board of Directors, with any potential transactions being made on the open market at prevailing prices or in negotiated transactions off the market.

About Iridium Communications Inc.
Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. In 2019, the company completed a generational upgrade of its satellite network and launched its new specialty broadband service, Iridium Certus. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the Nasdaq Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.
Forward-Looking Statements
Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding Iridium's expectations with respect to the amount and timing of share repurchases and target leverage levels. Forward-looking statements can be identified by the words "anticipates," "may," "can," "believes," "expects," "projects," "intends," "likely," "will," "to be" and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding customer demand for Iridium's products and services, including demand from the U.S. government; Iridium's ability to maintain the health, capacity and content of its satellite constellation, and the development of and market for Iridium's products and services, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission ("SEC") on February 16, 2023, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium's expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium's underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium's forward-looking statements are based on information available to it as of the date of this press release and speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

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